EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information gives effect to K2 Inc.’s (“K2”) merger with Rawlings Sporting Goods Company, Inc. (“Rawlings”) as if it occurred on January 1, 2002. The unaudited pro forma condensed combined historical information also gives effect to certain financing transactions which occurred in connection with the merger and are more fully described in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information presented below is derived from historical consolidated financial statements of K2 and Rawlings. K2’s merger with Rawlings was accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values as of the date of the acquisition. Under the terms of the merger, each share of Rawlings common stock was converted into 1.080 shares of K2 common stock. Based on the number of common shares outstanding of Rawlings, approximately 8.7 million shares of K2’s common stock were issued to the Rawlings shareholders, resulting in a preliminary purchase price of the transaction (based on the average quoted market price of K2 common stock for the five trading days before completion of the merger, which was $8.194) valued at approximately $71.6 million, plus merger costs estimated to be approximately $4.4 million. The preliminary purchase price allocation resulted in an excess of the purchase price over net tangible assets acquired of $44.1 million. Based on an estimated initial valuation, this excess amount will be allocated to intangible assets with definite and indefinite lives. The pro forma adjustments are based on a preliminary allocation of the purchase price and will be subject to change upon finalization of the valuation and analysis. K2’s fiscal year ends on December 31. Rawlings fiscal year formerly ended on August 31 of each year. Following the merger, K2 changed Rawlings’ fiscal year to December 31 of each year.

The unaudited pro forma condensed combined financial information does not reflect the impact of the sale of assets of Shakespeare’s composite utility and decorative light poles and other product lines of its industrial products segment. These product lines were sold as of May 27, 2003. Sales and operating income of this product line were $7.4 million and $0.8 million for the three months ended March 31, 2003, were $7.6 million and $0.9 million for the three months ended March 31, 2002, and were $32.6 million and $3.9 million for the twelve months ended December 31, 2002.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 combines the historical audited results for K2 for the year ended December 31, 2002 from K2’s Form 10-K and the historical unaudited results for Rawlings for the twelve months ended November 30, 2002, as if the merger had occurred as of January 1, 2002 for K2 and December 1, 2001 for Rawlings.

For the twelve months ended November 30, 2002, Rawlings historical income statement is a compilation of the three months ended November 30, 2002 unaudited income statement from Rawlings Form 10-Q as of that date, added to the year ended August 31, 2002 audited income statement from Rawlings Form 10-K as of that date, less the three months ended November 30, 2001 unaudited income statement from Rawlings Form 10-Q as of that date.

The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2003 combines the historical results for K2 for the three months ended March 31, 2003 from K2’s Form 10-Q and the historical results for Rawlings for the three months ended March 31, 2003 as if the merger of K2 and Rawlings had occurred on January 1, 2003 and reflects the issuance of K2 shares of common stock in exchange for shares of Rawlings common stock as proposed in the merger agreement.

The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2002 combines the historical results for K2 for the three months ended March 31, 2002 from K2’s Form 10-Q and the historical results for Rawlings for the three months ended February 28, 2002 from Rawlings Form 10-Q as if the merger of K2 and Rawlings had occurred as of January 1, 2002 for K2 and December 2001 for Rawlings, and reflects the issuance of K2 shares of common stock in exchange for shares of Rawlings common stock as proposed in the merger agreement.

This unaudited pro forma financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statement of operations does not purport to represent what K2’s results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. The unaudited pro forma financial statements, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes of K2 and Rawlings included in each applicable company’s annual report on Form 10-K and quarterly reports on Form 10-Q incorporated by reference herein.

K2 AND RAWLINGS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2002

(in thousands, except per share data)

	Historical
	K2	Rawlings
	For the twelve months ended
	December 31, 2002	November 30, 2002(a)	Adjustments(b)		Pro forma Combined
Net sales	$582,159	$170,278	$—		$752,437
Cost of products sold	411,620	121,999			533,619

Gross profit	170,539	48,279	—		218,818
Selling expenses	86,394	29,392			115,786
General and administrative expenses	56,862	11,196	725	(1)	68,783

Operating income	27,283	7,691	(725)		34,249
Interest expense	8,966	2,351	(1,298	)(2)	10,019
Other income, net	(253)	—			(253)

Income before provision for income taxes	18,570	5,340	573		24,483
Provision for income taxes	6,500	1,853	216	(3)	8,569

Net income	$12,070	$3,487	$357		$15,914

Basic earnings per share:
Net income	$0.67	$0.43	$—		$0.60

Diluted earnings per share:
Net income	$0.67	$0.43	$—		$0.59

Basic shares outstanding	17,941	8,117	620	(4)	26,678
Diluted shares outstanding	17,994	8,146	831	(4)	26,971

(a)	Income statement information of Rawlings for the twelve month period ended November 30, 2002 is derived from the following Rawlings’ filings with the Securities and Exchange Commission: (1) Quarterly Report on Form 10-Q for the three months ended November 30, 2002, (2) Annual Report on Form 10-K for the twelve months ended August 31, 2002 and (3) Quarterly Report on Form 10-Q for the three months ended November 30, 2002. The income statement information for the twelve month period ended November 30, 2002 is calculated as follows:

	Three months ended November 30, 2002	+	Twelve months ended August 31, 2002	-	Three months ended November 30, 2001	=	Twelve months ended November 30, 2002
	(in thousands)
Net sales	$29,974		$173,712		$33,408		$170,278
Operating income (loss)	(511)		7,618		(584)		7,691
Net income (loss)	$(658)		$3,347		$(798)		$3,487

(b)	Pro forma adjustments to the financial statements do not reflect potential cost saving opportunities, including the elimination of duplicative selling, general and administrative expenses.

See accompanying notes to unaudited pro forma condensed combined financial statements

K2 AND RAWLINGS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the three months ended March 31, 2002

(in thousands, except per share data)

	Historical
	K2	Rawlings
	For the three months ended
	March 31, 2002	February 28, 2002	Adjustments(a)		Pro forma Combined
Net sales	$147,463	$65,042	$—		$212,505
Cost of products sold	105,344	45,605			150,949

Gross profit	42,119	19,437	—		61,556
Selling expenses	20,474	7,820			28,294
General and administrative expenses	13,165	2,650	181	(1)	15,996

Operating income	8,480	8,967	(181)		17,266
Interest expense	2,557	675	(330	)(2)	2,902
Other expense, net	9	—			9

Income before provision for income taxes	5,914	8,292	149		14,355
Provision for income taxes	2,070	3,055	(100	)(3)	5,025

Net Income	$3,844	$5,237	$249		$9,330

Basic earnings per share:
Net income	$0.21	$0.65	$—		$0.35

Diluted earnings per share:
Net income	$0.21	$0.65	$—		$0.35

Basic shares outstanding	17,939	8,103	634	(4)	26,676
Diluted shares outstanding	17,978	8,110	775	(4)	26,863

(a)	Pro forma adjustments to the financial statements do not reflect potential cost saving opportunities, including the elimination of duplicative selling, general and administrative expenses.

See accompanying notes to unaudited pro forma condensed combined financial statements

K2 AND RAWLINGS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the three months ended March 31, 2003

(in thousands, except per share data)

	Historical
	K2	Rawlings
	For the three months ended
	March 31, 2003	March 31, 2003	Adjustments(a)		Pro forma Combined
Net sales	$157,120	$61,013	$—		$218,133
Cost of products sold	109,976	42,741			152,717

Gross profit	47,144	18,272	—		65,416
Selling expenses	23,170	7,838			31,008
General and administrative expenses	15,220	2,886	181	(1)	18,287

Operating income	8,754	7,548	(181)		16,121
Interest expense	1,794	686	(259	)(2)	2,221
Debt extinguishment costs	6,745	—			6,745
Other expense, net	4	—			4

Income before provision for income taxes	211	6,862	78		7,151
Provision for income taxes	74	2,502	(73	)(3)	2,503

Net Income	$137	$4,360	$151		$4,648

Basic earnings per share:
Net income	$0.01	$0.54	$—		$0.17

Diluted earnings per share:
Net income	$0.01	$0.52	$—		$0.17

Basic shares outstanding	18,262	8,148	277	(4)	26,687
Diluted shares outstanding	18,471	8,317	427	(4)	27,215

(a)	Pro forma adjustments to the financial statements do not reflect potential cost saving opportunities, including the elimination of duplicative selling, general and administrative expenses.

See accompanying notes to unaudited pro forma condensed combined financial statements

K2 AND RAWLINGS

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)

Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared by K2, without audit, under the rules and regulations of the Securities and Exchange Commission. Some information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted under these rules and regulations. However, K2 believes that the disclosures are adequate to make the information presented not misleading.

The preparation of unaudited pro forma condensed combined financial statements requires management to make estimates and assumptions that affect unaudited pro forma condensed combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pro Forma Income Per Share

The pro forma combined net income per share is based on the weighted average number of shares of common stock of K2 outstanding and the dilutive impact of K2 stock options outstanding. The number of shares of common stock and stock options include the impact of the number of K2 shares issued to the Rawlings shareholders at the date of acquisition, as well as the equivalent number of K2 shares for stock options under the Rawlings stock option plans. The number of shares of common stock and stock options exclude shares underlying the convertible subordinated debentures and warrants described below under “Other Events.”

Other Events

In order to consummate the Rawlings acquisition, K2 completed the refinancing of its existing senior debt prior to the acquisition. As described more fully below, the new indebtedness consists of $25 million of junior subordinated debentures, a $205 million revolving credit facility and $20 million term loan.

On February 14, 2003, K2 completed a transaction with k1 Ventures Ltd. (“k1”), a Singapore-based investment company, to which K2 sold $25.0 million of 7.25% convertible subordinated debentures due March 2010. The debentures are initially convertible into 2,097,315 shares of K2 common stock at $11.92 per share. Pursuant to the agreement, k1 also received warrants to purchase 524,329 additional shares of K2’s common stock at $13.91 per share, exercisable within five years, and an agreement by K2 to appoint one k1 nominee to the K2 Board of Directors, subject to approval of the Board. Ambassador Green, Chairman and CEO of k1, is currently a member of the K2 Board of Directors. The proceeds from the sale were used to pay down a portion of K2’s senior notes outstanding at December 31, 2002

On March 25, 2003, K2 refinanced its revolving credit facility (“Credit Facility) and accounts receivable facility (“Purchase Facility”) by entering a three-year, $205 million revolving credit facility (“Facility”) expiring on March 31, 2006 with several banks and other financial institutions. The Facility is expandable to $230 million subject to certain conditions. The Facility has a $75 million limit for the issuance of letters of credit. Borrowings under the Facility are secured by substantially all of K2’s United States, Canadian and United Kingdom assets. Actual borrowing availability under the Facility is based on K2’s trade receivable and inventory levels in the United States, Canada and England, subject to eligibility criteria and defined advance rates. Borrowings under the Facility bear an initial interest rate at a rate equal to the prime rate plus 0.50% per year, or a LIBOR interest rate plus 2.50% per year, and the Facility has an unused commitment fee of 0.375% per year. In addition to the

K2 AND RAWLINGS

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

Facility, K2 also obtained a three-year $20 million term loan from certain banks participating in the Facility bearing interest at an initial rate equal to the LIBOR rate plus 4.00% per year, payable in equal monthly installments over the three year period. The proceeds of the Facility and term loan were used to pay off the outstanding borrowings under the Credit Facility, the Purchase Facility and the remaining balances outstanding under the senior notes (“Senior Notes”), and to guarantee K2’s obligations, in respect of outstanding standby and trade letters of credit under the Credit Facility through their original maturity dates. In conjunction with the refinancing, K2 expensed during the quarter ended March 31, 2003, approximately $6.7 million of debt extinguishment costs, consisting of $2.0 million ($1.3 million, or $.07 per diluted share, after tax) of capitalized debt costs related to the Credit and Purchase Facilities and an additional $4.7 million ($3.1 million, or $.17 per diluted share, after tax) of a make-whole premium related to the prepayment of the Senior Notes.

K2 AND RAWLINGS

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(UNAUDITED)

Adjustments to Pro Forma Statements

(1)  The preliminary purchase price allocation from the Rawlings acquisition resulted in an excess of the purchase price over net tangible assets acquired of $44.1 million. Based on an estimated valuation, this excess amount will be allocated to intangible assets with finite and indefinite lives including: patents; customer relationships; and goodwill not subject to amortization. The final breakdown of the allocation and the final descriptions of the categories are subject to K2’s completion of a valuation analysis. This adjustment represents K2’s estimated amortization expense based on the identified intangible assets acquired with finite lives.

(2)  Pro forma adjustment reflects savings in K2’s interest expense as the result of K2’s refinancing activities just prior to the acquisition of Rawlings. The refinancing activities were necessary in order to complete the Rawlings acquisition. Pro forma interest savings are the result of lower weighted average interest rates on the new indebtedness as compared to the existing indebtedness prior to the refinancing. The amount of interest savings for each period was calculated by multiplying the difference between the applicable interest rates of the old and new credit facilities by the weighted average debt outstanding for each period.

(3)  Pro forma adjustment reflects the increase or decrease in income tax expense as the result of the pro forma adjustments above in addition to reflecting the historical effective tax rate of the combined companies at 35%.

(4)  Pro forma adjustments were made to the number of basic and diluted shares outstanding based on the number of shares of K2 common stock issued in connection with the merger and the number of Rawlings stock options (under the treasury stock method) outstanding.

	Twelve months ended December 31, 2002	Three months ended March 31, 2002	Three months ended March 31, 2003
		(in thousands)
Basic:
Shares of K2 common stock issued	8,737	8,737	8,737
Less: elimination of dilutive impact of weighted average Rawlings shares included in reported K2 shares	—	—	(312)
Less: elimination of Rawlings shares	(8,117)	(8,103)	(8,148)

Pro forma adjustment	620	634	277

Diluted:
Shares of K2 common stock issued	8,737	8,737	8,737
Less: elimination of dilutive impact of weighted average Rawlings stock options included in reported K2 shares	—	—	(321)
Add: Options to purchase K2 common stock (under the treasury stock method) under the Rawlings stock option plans	240	148	328
Less: elimination of Rawlings shares	(8,146)	(8,110)	(8,317)

Pro forma adjustment	831	775	427